                                                                    EXHIBIT 99.1

                        AMERICAN CLAIMS EVALUATION, INC.
                          REPORTS FIRST QUARTER RESULTS

JERICHO, NY, August 14, 2006: American Claims Evaluation, Inc. (NASDAQ:AMCE)
announced revenues of $247,534 and a net loss of $54,588 ($.01 net loss per share) for the three month period ended June 30, 2006 as compared to revenues of
$287,221 and a net loss of $108,418 ($.02 net loss per share) for the three months ended June 30, 2005.

                                                    Three Months Ended
                                           -------------------------------------
                                                6/30/06              6/30/05
                                           -----------------    ----------------
                                                       (Unaudited)
Revenues                                       $  247,534          $  287,221

Operating loss                                   (143,816)           (167,763)

Loss before income tax expense                    (54,588)           (108,418)

Net loss                                       $  (54,588)         $ (108,418)

Net loss per share - basic                     $    (0.01)         $    (0.02)
                                               ==========          ==========
Net loss per share - diluted                   $    (0.01)         $    (0.02)
                                               ==========          ==========

Weighted average shares - basic                 4,761,800           4,841,467
Weighted average shares - diluted               4,761,800           4,841,467

American Claims Evaluation, Inc., through its wholly owned subsidiary, RPM
Rehabilitation & Associates, Inc., offers a full range of vocational rehabilitation and disability management services.

For further information contact: Gary J. Knauer, Chief Financial Officer,
American Claims Evaluation, Inc., One Jericho Plaza, Jericho, NY 11753;
telephone number (516) 938-8000.

                                  * * * * * * *